EXHIBIT 32.1

Written Statement of Chief Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Principal Financial Officer of Fieldstone Investment Corporation (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)                                  The Form 10-Q of the Company for the quarter ended September 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) and 15 (d) of the Securities Exchange Act of 1934; and

(b)                                 Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2005	/s/ Michael J. Sonnenfeld
Michael J. Sonnenfeld
Chief Executive Officer

/s/ Teresa McDermott
Teresa McDermott
Principal Financial Officer